NEWS RELEASE

CONTACT:
CONMED Corporation
Pat Beyer
Chief Executive Officer
PatBeyer@conmed.com

CONMED Corporation Announces Fourth Quarter and Full-Year 2025 Financial Results

Largo, Florida, January 28, 2026 – CONMED Corporation (NYSE: CNMD) today announced financial results for the fourth quarter and full-year ended December 31, 2025.

Fourth Quarter 2025 Highlights

•Sales of $373.2 million increased 7.9% year-over-year as reported and 7.1% in constant currency.
•Domestic revenue increased 1.4% year-over-year.
•International revenue increased 17.0% year-over-year as reported and 15.4% in constant currency.
•Diluted net earnings per share (GAAP) were $0.54, compared to diluted net earnings per share (GAAP) of $1.08 in the fourth quarter of 2024.
•Adjusted diluted net earnings per share(1) were $1.43, compared to adjusted diluted net earnings per share of $1.34 in the fourth quarter of 2024.

Full-Year 2025 Highlights

•Sales of $1,374.7 million increased 5.2% year-over-year as reported and 5.1% in constant currency.
•Domestic revenue increased 3.5% year-over-year.
•International revenue increased 7.4% year-over-year as reported and 7.1% in constant currency.
•Diluted net earnings per share (GAAP) were $1.51, compared to diluted net earnings per share (GAAP) of $4.25 in 2024.
•Adjusted diluted net earnings per share(1) were $4.59, compared to adjusted diluted net earnings per share of $4.17 in 2024.

“Our fourth quarter results reflect steady execution across the business as well as progress on our operational initiatives,” said Patrick J. Beyer, CONMED’s President and Chief Executive Officer. “As we begin 2026 with a sharpened strategic focus, we remain disciplined in our operating approach and confident in the long‑term potential of our key growth drivers in minimally invasive surgery, smoke evacuation, and orthopedic soft tissue repair.”

2026 Outlook

The Company expects full-year 2026 reported revenue between $1.345 billion and $1.375 billion. This represents year over year organic constant currency growth of approximately 4.5% to 6% over 2025 revenue when excluding sales of gastroenterology products from both years, and approximately 0 to 50 basis points of currency tailwind.

The Company expects full-year 2026 adjusted diluted net earnings per share(2) in the range of $4.30 to $4.45. This includes a currency tailwind of approximately $0.10.

Supplemental Financial Disclosures

(1) A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.

(2) Information reconciling forward-looking adjusted diluted net earnings per share to the comparable GAAP financial measures is unavailable to the company without unreasonable effort, as discussed below.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its fourth quarter and full-year 2025 results.

To participate in the conference call via telephone, please click here to pre-register and obtain the dial-in number and passcode.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED's website at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

Consolidated Condensed Statements of Income
(in thousands except per share amounts, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

Net sales	$373,198	$345,944	$1,374,724	$1,307,015
Cost of sales	154,912	147,600	624,249	573,983
Gross profit	218,286	198,344	750,475	733,032
% of sales	58.5%	57.3%	54.6%	56.1%
Selling & administrative expense	166,764	132,669	591,969	478,280
Research & development expense	14,899	13,176	55,884	54,426
Income from operations	36,623	52,499	102,622	200,326
% of sales	9.8%	15.2%	7.5%	15.3%
Interest expense	7,370	8,857	31,087	37,297
Other expense	-	-	418	-
Income before income taxes	29,253	43,642	71,117	163,029
Provision for income taxes	12,514	9,888	24,062	30,606
Net income	$16,739	$33,754	$47,055	$132,423

Basic EPS	$0.54	$1.09	$1.52	$4.29
Diluted EPS	0.54	1.08	1.51	4.25

Basic shares	30,968	30,923	31,036	30,846
Diluted shares	31,030	31,146	31,149	31,150

Sales Summary
(in millions, unaudited)

	Three Months Ended December 31,
			% Change
						Domestic	International
	2025	2024	As Reported	Impact of Foreign Currency	Constant Currency	As Reported	As Reported	Impact of Foreign Currency	Constant Currency
Orthopedic Surgery	$157.4	$139.0	13.2%	-1.1%	12.1%	6.6%	17.5%	-1.8%	15.7%
General Surgery	215.8	206.9	4.3%	-0.5%	3.8%	-0.4%	16.3%	-1.5%	14.8%
	$373.2	$345.9	7.9%	-0.8%	7.1%	1.4%	17.0%	-1.6%	15.4%

Single-use Products	$320.6	$297.3	7.8%	-0.7%	7.1%	1.5%	17.6%	-1.7%	15.9%
Capital Products	52.6	48.6	8.2%	-0.9%	7.3%	1.4%	14.4%	-1.6%	12.8%
	$373.2	$345.9	7.9%	-0.8%	7.1%	1.4%	17.0%	-1.6%	15.4%

Domestic	$206.2	$203.3	1.4%	0.0%	1.4%
International	167.0	142.6	17.0%	-1.6%	15.4%
	$373.2	$345.9	7.9%	-0.8%	7.1%

	Year Ended December 31,
			% Change
						Domestic	International
	2025	2024	As Reported	Impact of Foreign Currency	Constant Currency	As Reported	As Reported	Impact of Foreign Currency	Constant Currency
Orthopedic Surgery	$574.6	$544.0	5.6%	-0.1%	5.5%	2.3%	7.8%	-0.2%	7.6%
General Surgery	800.1	763.0	4.9%	-0.2%	4.7%	4.0%	6.9%	-0.5%	6.4%
	$1,374.7	$1,307.0	5.2%	-0.1%	5.1%	3.5%	7.4%	-0.3%	7.1%

Single-use Products	$1,183.8	$1,112.1	6.4%	-0.1%	6.3%	4.0%	9.9%	-0.3%	9.6%
Capital Products	190.9	194.9	-2.1%	0.0%	-2.1%	-0.3%	-3.6%	-0.2%	-3.8%
	$1,374.7	$1,307.0	5.2%	-0.1%	5.1%	3.5%	7.4%	-0.3%	7.1%

Domestic	$774.6	$748.2	3.5%	0.0%	3.5%
International	600.1	558.8	7.4%	-0.3%	7.1%
	$1,374.7	$1,307.0	5.2%	-0.1%	5.1%

Reconciliation of Reported Net Income to Adjusted Net Income
(in thousands, except per share amounts, unaudited)
Three Months Ended December 31, 2025
	Gross Profit	Selling & Administrative Expense	Research & Development Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$218,286	$166,764	$14,899	$36,623	$7,370	$-	$12,514	42.8%	$16,739	$0.54
% of sales	58.5%	44.7%	4.0%	9.8%
Contingent consideration fair value adjustments(1)	-	(19,446)	-	19,446	-	-	278		19,168
Product rationalization costs(2)	2,596	(2,234)	-	4,830	-	-	69		4,761
Operational optimization consulting fees(3)	188	(4,469)	-	4,657	-	-	67		4,590
EU medical device regulations(4)	-	-	(785)	785	-	-	11		774
Legal matters(5)	-	(60)	-	60	-	-	1		59
Termination of distribution agreement(6)	(9,866)	-	-	(9,866)	-	-	(141)		(9,725)
	$211,204	$140,555	$14,114	$56,535	$7,370	$-	$12,799		$36,366
Adjusted gross profit %	56.6%
Amortization(7)	$1,500	(7,591)	-	9,091	(1,539)	-	2,563		8,067
As adjusted		$132,964	$14,114	$65,626	$5,831	$-	$15,362	25.7%	$44,433	$1.43
% of sales		35.6%	3.8%	17.6%

Three Months Ended December 31, 2024
	Gross Profit	Selling & Administrative Expense	Research & Development Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$198,344	$132,669	$13,176	$52,499	$8,857	$-	$9,888	22.7%	$33,754	$1.08
% of sales	57.3%	38.3%	3.8%	15.2%
Contingent consideration fair value adjustments(1)	-	(1,219)	-	1,219	-	-	1,058		161
Hurricane impact(8)	955	-	-	955	-	-	829		126
Lease impairment(9)	-	(606)	-	606	-	-	526		80
Legal matters(5)	-	(531)	-	531	-	-	461		70
	$199,299	$130,313	$13,176	$55,810	$8,857	$-	$12,762		$34,191
Adjusted gross profit %	57.6%
Amortization(7)	$1,500	(7,162)	-	8,662	(1,443)	-	2,456		7,649
As adjusted		$123,151	$13,176	$64,472	$7,414	$-	$15,218	26.7%	$41,840	$1.34
% of sales		35.6%	3.8%	18.6%

(1) In 2025 and 2024, the Company recorded expense related to the fair value adjustments of contingent consideration.
(2) In 2025, the Company wrote off inventory, equipment, tooling and patents to cost of goods sold related to the cancellation of planned new product lines and discontinuation of certain catalog numbers as a result of our operational optimization consultation and internal review. In addition, we wrote off the developed technology intangible asset to selling and administrative expense.
(3) In 2025, the Company incurred costs related to the engagement of a consulting firm to evaluate and propose improvements to our manufacturing operations which are included in cost of sales. In addition, we incurred consulting fees and other charges related to operational optimization which are included in selling & administrative expense.
(4) In 2025, the Company incurred costs to comply with the European Union's Medical Device Regulations (MDR).
(5) In 2025 and 2024, the Company incurred costs for third party services pertaining to potential issues with certain royalty payments to design surgeons.
(6) In 2025, the Company incurred income related to the early termination of an agreement granting the Company exclusive distribution rights.
(7) Includes amortization of intangible assets and deferred financing fees.
(8) In 2024, the Company incurred costs due to the impact of Hurricane Milton on our Largo, FL facility. These costs were mainly comprised of emergency pay to employees and plant underutilization due to abnormally low production.
(9) In 2024, the Company recorded lease impairment expense related to a storage facility no longer utilized.

Reconciliation of Reported Net Income to Adjusted Net Income
(in thousands, except per share amounts, unaudited)
Year Ended December 31, 2025
	Gross Profit	Selling & Administrative Expense	Research & Development Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$750,475	$591,969	$55,884	$102,622	$31,087	$418	$24,062	33.8%	$47,055	$1.51
% of sales	54.6%	43.1%	4.1%	7.5%
Operational optimization costs(1)	12,450	(12,926)	-	25,376	-	-	4,112		21,264
Product rationalization costs(2)	22,249	(2,234)	-	24,483	-	-	4,940		19,543
Contingent consideration fair value adjustments(3)	-	(22,951)	-	22,951	-	-	1,324		21,627
Executive transition costs(4)	-	(12,165)	-	12,165	-	-	2,812		9,353
EU medical device regulations(5)	-	-	(785)	785	-	-	11		774
Debt refinancing costs(6)	-	-	-	-	-	(418)	47		371
Legal matters(7)	-	(2,609)	-	2,609	-	-	454		2,155
Gain on sale of product line(8)	-	354	-	(354)	-	-	(82)		(272)
Termination of distribution agreement(9)	(9,866)	-	-	(9,866)	-	-	(141)		(9,725)
	$775,308	$539,438	$55,099	$180,771	$31,087	$-	$37,539		$112,145
Adjusted gross profit %	56.4%
Amortization(10)	$6,000	(29,188)	-	35,188	(5,646)	-	9,898		30,936
As adjusted		$510,250	$55,099	$215,959	$25,441	$-	$47,437	24.9%	$143,081	$4.59
% of sales		37.1%	4.0%	15.7%

Year Ended December 31, 2024
	Gross Profit	Selling & Administrative Expense	Research & Development Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$733,032	$478,280	$54,426	$200,326	$37,297	$-	$30,606	18.8%	$132,423	$4.25
% of sales	56.1%	36.6%	4.2%	15.3%
Legal matters(7)	-	(5,097)	-	5,097	-	-	806		4,291
Restructuring and related costs(11)	235	(1,539)	-	1,774	-	-	255		1,519
Product rationalization costs(2)	1,414	-	-	1,414	-	-	203		1,211
Hurricane impact(12)	955	-	-	955	-	-	829		126
Lease impairment(13)	-	(606)	-	606	-	-	526		80
Termination of distributor agreement(14)	-	970	-	(970)	-	-	(139)		(831)
Contingent consideration fair value adjustments(3)	-	41,048	-	(41,048)	-	-	(1,591)		(39,457)
	$735,636	$513,056	$54,426	$168,154	$37,297	$-	$31,495		$99,362
Adjusted gross profit %	56.3%
Amortization(10)	$6,000	(28,629)	-	34,629	(5,700)	-	9,775		30,554
As adjusted		$484,427	$54,426	$202,783	$31,597	$-	$41,270	24.1%	$129,916	$4.17
% of sales		37.1%	4.2%	15.5%

(1) In 2025, the Company incurred costs related to the engagement of a consulting firm to evaluate and propose improvements to our manufacturing operations which are included in cost of sales. In addition, we incurred consulting fees and other charges related to operational optimization which are included in selling & administrative expense.
(2) In 2025, the Company wrote off inventory, equipment, tooling and patents to cost of goods sold related to the cancellation of planned new product lines and discontinuation of certain catalog numbers as a result of our operational optimization consultation and internal review. In addition, we wrote off the developed technology intangible asset to selling and administrative expense. In 2024, the Company wrote off inventory, tooling and equipment related to the cancellation of a planned new product line.
(3) In 2025 and 2024, the Company recorded income/(expense) related to the fair value adjustments of contingent consideration.
(4) In 2025, the Company incurred cash and stock-based compensation costs related to advisory services provided by our former Chief Executive Officer.
(5) In 2025, the Company incurred costs to comply with the European Union's Medical Device Regulations (MDR).
(6) In 2025, the Company incurred costs related to a loss on early extinguishment and third-party fees associated with the eighth amended and restated senior credit agreement.
(7) In 2025 and 2024, the Company incurred costs for third party services pertaining to potential issues with certain royalty payments to design surgeons.
(8) In 2025, the Company recognized a gain on the sale of a product line.
(9) In 2025, the Company incurred income related to the early termination of an agreement granting the Company exclusive distribution rights.
(10) Includes amortization of intangible assets and deferred financing fees.
(11) In 2024, the Company incurred severance costs related to the elimination of certain positions.
(12) In 2024, the Company incurred costs due to the impact of Hurricane Milton on our Largo, FL facility. These costs were mainly comprised of emergency pay to employees and plant underutilization due to abnormally low production.
(13) In 2024, the Company recorded lease impairment expense related to a storage facility no longer utilized.
(14) In 2024, the Company recorded an accrual adjustment related to the previous termination of a distributor agreement.

Reconciliation of Reported Net Income to EBITDA & Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

Net income	$16,739	$33,754	$47,055	$132,423
Provision for income taxes	12,514	9,888	24,062	30,606
Interest expense	7,370	8,857	31,087	37,297
Depreciation	4,066	4,199	17,143	16,605
Amortization	14,784	13,807	57,138	55,252
EBITDA	$55,473	$70,505	$176,485	$272,183

Stock-based compensation	4,972	6,222	20,841	25,558
Contingent consideration fair value adjustments	19,446	1,219	22,951	(41,048)
Product rationalization costs	4,830	-	24,483	1,414
Operational optimization costs	4,657	-	25,376	-
EU medical device regulations	785	-	785	-
Legal matters	60	531	2,609	5,097
Restructuring and related costs	-	-	-	1,774
Executive transition costs	-	-	12,165	-
Debt refinancing costs	-	-	418	-
Gain on sale of product line	-	-	(354)	-
Hurricane impact	-	955	-	955
Lease impairment	-	606	-	606
Termination of distribution agreement	(9,866)	-	(9,866)	-
Termination of distributor agreement	-	-	-	(970)
Adjusted EBITDA	$80,357	$80,038	$275,893	$265,569

EBITDA Margin
EBITDA	14.9%	20.4%	12.8%	20.8%
Adjusted EBITDA	21.5%	23.1%	20.1%	20.3%

About CONMED Corporation

CONMED is a medical technology company that provides devices and equipment for surgical procedures. The Company’s products are used by surgeons and other healthcare professionals in a variety of specialties including orthopedics, general surgery, gynecology, thoracic surgery, and gastroenterology. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and associated conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to the risk factors discussed in the Company's Annual Report on Form 10-K for the full year ended December 31, 2024, listed under the heading Forward-Looking Statements in the Company’s most recently filed Form 10-Q and other risks and uncertainties, which may be detailed from time to time in reports filed by CONMED with the SEC. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under generally accepted accounting principles in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted research and development expense; adjusted operating income; adjusted interest expense; adjusted other expense; adjusted income tax expense; adjusted effective income tax rate; adjusted net income and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding its financial results and assessing its prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of its operations because they exclude items that may not be indicative of, or are unrelated to, its core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with its budget process and bases certain management incentive compensation on these non-GAAP financial measures.

Net sales on a constant currency basis is a non-GAAP measure. The Company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of net sales. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, research and development expense, operating income, interest expense, other expense, income tax expense, effective income tax rate, net income and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures above, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

We are unable to present a quantitative reconciliation of our expected diluted net earnings per share to expected adjusted diluted net earnings per share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of acquisition, integration and other charges. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our consolidated condensed statements of income.